The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common UNIF GIFT (TRANS) MIN ACT — Custodian TEN ENT — as tenants by the entireties (Cust) (Wnorl JT Ten — as joint tenants with right under Uniform Gifts (Transfer) to minors of survivorship and not as Act tenants in common (State! Additional abbreviations may also be used though not in the above list. For value received, hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING Number OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated X X NOTICE: THE SIGNATURES TO THIS ASSIGNMENT MUST CORRESPOND WTHTHE NAME(S) AS WRTTEN UPON : THE FACE OF THE CERTIFICATE IN EvERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. Signature(s) Guaranteed By THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

GAIN Capital Holdings, Inc. transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.